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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Champion Healthcare Corporation Employee Stock Option Plan, Champion Healthcare Corporation Employee Stock Option Plan No. 2, Champion Healthcare Corporation Employee Stock Option Plan No. 3, Champion Healthcare Corporation Senior Executive Stock Option Plan No. 4, Champion
Healthcare Corporation Selected Executive Stock Option Plan No. 5, Champion Healthcare Corporation Directors' Stock Option Plan, Champion Healthcare Corporation Founders' Stock Option Plan, Champion Healthcare Corporation Physicians' Stock Option Plan, AmeriHealth Amended and Restated 1988
Non-Qualified Stock Option Plan, AmeriHealth, Inc. 1984 Non-Qualified Plan, AmeriHealth, Inc. Special Stock Options, and the Employment Agreement between Care Services of America, Inc. and Robert L. Hancock of our report dated December 14, 1995, with respect to the consolidated financial statements and schedule of Paracelsus Healthcare Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1995, and in its Prospectus dated August 13, 1996, that is made a part of the Registration Statement (Form S-1), filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Los Angeles, California
September 19, 1996